  Exhibit 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

FREDERICK, MD, May 17, 2021 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ:TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, today announced its financial results for the first quarter 2021.

TOMI Chief Executive Officer, Dr. Halden Shane stated, “Our first quarter 2021 revenues had a steep comparison to last year’s first quarter, when the onset of COVID-19 pandemic created an unprecedented demand in the marketplace for disinfection and decontamination solutions, including demand for our products. While the economy has begun to reopen, this year’s first quarter results reflect headwinds from the impact of many of our customers’ continued remote work environment as well as delays in capital expenditure projects across our customer base. As a result, it has been difficult for us to fully implement our strategies to generate sustained growth following the spike of demand we experienced in 2020. For example, our in-person demos with potential customers remained suspended in the quarter and many custom engineered systems (CES) were postponed. That said, we made considerable progress advancing key building blocks for our long term growth, including expanding our internal sales force and continuing the development of three exciting new products. We are particularly excited about the upcoming launch of our SteraPak product, a much anticipated offering which further differentiates our 6-log kill solutions in the marketplace and better position us to continue our mission to make the world a safer place.”

Dr. Shane continued, “The pandemic accelerated the introduction of our product to a broader, highly satisfied customer base, many of whom ordered our hardware and solution quickly at the outset of the pandemic and are beginning to integrate our solution into their ongoing disinfection procedures. This pandemic has truly changed how people think about proactive decontamination and we are optimistic about our ability to capitalize on that new thinking as we continue to execute our long term plan to become the standard in decontamination worldwide. We believe these factors will drive sustained, higher margin sales at levels above pre-pandemic levels as more businesses reopen and commercial activites accelerate.”

Financial Results for the Three Months Ended March 31, 2021 compared to March 31, 2020
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Total net revenue was $2.1 million compared to $7.1 million, a decrease of 70%.
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SteraMist® equipment-based revenues were $1.7 million and $6.6 million respectively, a decrease of 74%.
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SteraMist® BIT Solution-based revenues were $0.4 million and $1.0 million, respectively, a decrease of 60%.
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Service-based revenues were $0.4 million for both 2021 and 2020.
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Domestic revenues were $1.8 million and $3.6 million, respectively, a decrease of 50%;International revenues were approximately $0.3 million and $3.5 million, respectively, a decrease of 91%.
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Gross margin was 59.6% compared to 63.6%. The decline in gross margin is attributable to product mix.
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Operating loss was ($1.5 million) compared to operating income of $2.7 million.
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Net loss was ($1.5 million) or ($0.09) per basic and diluted share, compared to net income of $2.6 million or $0.17 per basic share.
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EBITDA was a loss of ($1.4 million) compared to EBITDA of $2.8 million. A table reconciling EBITDA to the appropriate GAAP financial measure is included with the Company's financial information below.
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Adjusted EBITDA was a loss of ($1.4 million) compared to Adjusted EBITDA of $3.0 million. A table reconciling Adjusted EBITDA to the appropriate GAAP financial measure is included with the Company's financial information below.

Balance sheet highlights as of March 31, 2021
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Cash and cash equivalents were approximately $3.9 million compared to $5.2 million at December 31, 2020, a decrease of $1.3 million.
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Working capital was $10.1 million compared to $11.5 million at December 31, 2020.
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Shareholders’ equity was $11.9 million compared to $13.2 million at December 31, 2020, a decrease of $1.3 million.

Current Business Highlights To Date

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Ongoing development of new products such as SteraBox and SteraPack, with the latter to have a tentative launch set for mid year 2021.

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TOMI’s Custom Engineered System (CES ) in Pfizer Missouri was recently showcased in a New York Times article about Pfizer’s COVID vaccine processes.

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Added two Vice Presidents of Sales to oversee the Company’s sales efforts and capitalize on the growing pipeline of opportunites across the Commercial, Healthcare Divisions.

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The iHP Corporate Service team treated one of four fill lines in a North Carolina pharmaceutical company that manufacturers one of the COVID vaccines. The remaining three lines are expected to be decontaminated at a later date with SteraMist

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An increase in health system purchasing during the first quarter, including the expansion of sales to a third Mercy hospital in Ohio, with a fourth Mercy facility expected to implement SteraMist soon. Zimmer, a medical device company, had multiple location purchases, demonstrating that referrals from existing relationships is one of the Company’s highest lead generation methods.

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TOMI continues to work with premium companies in testing and validating SteraMist® technology in the Food Safety and seed industries. In the first quarter of 2021, TOMI increased brand awareness through promotions and marketing in this division. A majority of the independent marketing representatives recently onboarded are part of this division

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In the second half of 2021, as conferences and tradeshows reopen for in-person exhibition, TOMI’s sales team will attend these events across the country to perform live demonstrations to showcase the difference between our SteraMist iHP technology and our competitors. These in-person conferences and trade shows are a key component of our marketing strategy.

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The Company continues to work with its German aircraft partner and Boeing in a third-party test required for the aviation industry and anticipates the testing will be completed in the second quarter of 2021. TOMI will incur no expense for this work as both testing partners are clients.

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TOMI has engaged HYGCEN Germany GmbH to perform a quantitative test of germ carriers for airborne room disinfection and testing of the effectiveness of a method for disinfecting room air to meet the new EU norm (standard) EN 17272. Certification that Binary Ionization Technology meets the new standard will continue to position iHP as the premier decontamination/disinfection technology available on the market today.

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The Company continues to work with the Virginia State University Agricultural Research Station and its partner, Arkema on a food safety pilot study based on novel, nonthermal, and environmentally friendly technology to control foodborne pathogens on industrial hemp seed and strawberry as representative model foods. TOMI anticipates the pilot will be completed by the second quarter of 2021.

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TOMI is working with University of Virginia on two separate studies. The first, which explored SteraMist’s efficacy against SARS-CoV-2, has reported successful results and is currently awaiting the final published paper. The second, using the handheld SteraMist Surface Unit and testing spray and contact time variables against Adenovirus is currently awaiting results. TOMI anticipates the testing will be completed by the third quarter of 2021.

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TOMI has partnered with the Department of Chemistry and Biochemistry of Texas Tech University to conduct a wide range of studies on spray pattern, deposition, and hydrogen peroxide content in order to compare its 1% label to other similar products on the market.

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TOMI's long term relationship with USDA Agricultural Research Service continues to progress. In March 2021, "Hydrogen peroxide residue on tomato, apple, cantaloupe, and Romaine lettuce after treatments with cold plasma-activated hydrogen peroxide' was accepted for publication in the Journal of Food Microbiology. TOMI has also begun discussions with another ARS facility to evaluate the benefits of iHP on blueberries to prevent rot and reduce post-harvest losses.

Conference Call Information

TOMI will hold a conference call to discuss first quarter 2021 results at 4:30 p.m. ET today, May 17, 2021.

To participate in the call by phone, dial (877) 545-0320 and entry code 408875 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0016 and entry code 408875. To access the live webcast or view the press release, please visit the Investor Relations section of the TOMI website at:
http://investor.tomimist.com/TOMZ/webcasts_and_events/2145

A replay of the teleconference will be available until May 28, 2021 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay access code: 41341 A replay of the webcast will be available for at least 90 days on the company’s website, starting approximately one hour after the completion of the call.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®
TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of  ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Forward-Looking Statements

This press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to anticipated financial performance and operating results; upcoming launch of new products; expected growth in sales and market demand; timing and process relating to research studies and testing; impact of COVID-19 pandemic on our business operation; and our ability to execute sale strategies. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business and customers; our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to our results provided in accordance with GAAP. We define Adjusted EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization; stock-based compensation expense. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We believe that these historical non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to evaluate our performance internally and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. Although we believe that the use of non-GAAP financial measures enhances its investors’ understanding of its business and performance, our use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP as set forth below. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS
Current Assets:
Current Assets:	March 31, 2021 (Unaudited)	December 31, 2020
Cash and Cash Equivalents	$3,945,658	$5,198,842
Accounts Receivable - net	3,743,430	3,716,701
Other Receivables	-	198,951
Inventories	4,765,455	3,781,515
Vendor Deposits	146,130	388,712
Prepaid Expenses	316,439	421,305
Total Current Assets	12,917,114	13,706,027

Property and Equipment – net	1,235,483	1,298,103

Other Assets:
Intangible Assets – net	720,494	722,916
Operating Lease - Right of Use Asset	619,989	631,527
Capitalized Software Development Costs - net	41,902	52,377
Other Assets	516,230	358,935
Total Other Assets	1,898,614	1,765,755
Total Assets	$16,051,211	$16,769,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$2,046,667	$1,501,469
Accrued Expenses and Other Current Liabilities	629,797	501,849
Customer Deposits	28,949	118,880
Current Portion of Long-Term Operating Lease	83,768	81,223
Total Current Liabilities	2,789,181	2,203,421

Long-Term Liabilities:
Loan Payable	410,700	410,700
Long-Term Operating Lease, Net of Current Portion	931,697	953,190
Total Long-Term Liabilities	1,342,397	1,363,890
Total Liabilities	4,131,577	3,567,311

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued
and outstanding at March 31, 2021 and December 31, 2020	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at March 31, 2021 and December 31, 2020	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
16,811,513 and 16,761,513 shares issued and outstanding
at March 31, 2021 and December 31, 2020, respectively.	168,115	167,615
Additional Paid-In Capital	52,369,899	52,142,399
Accumulated Deficit	(40,619,018)	(39,108,078)
Total Shareholders’ Equity	11,919,634	13,202,574
Total Liabilities and Shareholders’ Equity	$16,051,211	$16,769,885

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended
	March 31,
	2021	2020 (1)

Sales, net	$2,073,455	$7,053,418
Cost of Sales	838,297	2,565,410
Gross Profit	1,235,158	4,488,008

Operating Expenses:
Professional Fees	173,493	136,125
Depreciation and Amortization	83,449	171,909
Selling Expenses	474,389	378,645
Research and Development	195,620	59,458
Equity Compensation Expense	-	182,772
Consulting Fees	106,174	81,545
General and Administrative	1,712,366	818,145
Total Operating Expenses	2,745,491	1,828,599
Income (loss) from Operations	(1,510,333)	2,659,409

Other Income (Expense):
Interest Income	427	542
Interest Expense	(1,035)	(40,689)
Total Other Income (Expense)	(608)	(40,147)

Income (loss) before income taxes	(1,510,940)	2,619,261
Provision for Income Taxes	-	-
Net Income (loss)	$(1,510,940)	$2,619,261

Net income (loss) Per Common Share
Basic	$(0.09)	$0.17
Diluted	$(0.09)	$0.14

Basic Weighted Average Common Shares Outstanding	16,805,402	15,850,352
Diluted Weighted Average Common Shares Outstanding	16,805,402	18,117,710

(1) Share amounts with respect to the common stock and Convertible Series A Preferred Stock have been retroactively restated to reflect the reverse split thereof, which was effected as of the close of business on September 10, 2020.

The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	For The Three Months Ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Net income (loss)	$(1,510,940)	$2,619,261

Interest Income	(427)	(542)
Interest Expense	1,035	40,689
Depreciation and Amortization	83,449	171,909
Other	-	-
EBITDA	$(1,426,883)	$2,831,317

Equity Compensation Expense	-	182,772
Adjusted EBITDA	$(1,426,883)	$3,014,089

Net revenue	$2,073,455	$7,053,418
Adjusted EBITDA Margin	(69)%	43%

INVESTOR RELATIONS CONTACT:
John Nesbett/Jennifer Belodeau
IMS Investor Relations
jnesbett@imsinvestorrelations.com